EXHIBIT 10.3

                               FINDER'S AGREEMENT

FINDER'S AGREEMENT dated as of February 6, 2007 between Worldstar Energy Corporation, a Nevada corporation ("Company"), and _Electro Motors (BVI) Limited_ ("Finder").

Witnesseth

WHEREAS, Finder and the Company have agreed that the Finder will use his best efforts to source investors to subscribe for up to 22 million shares of the Company for $0.25 per share.

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.      Appointment of Finder

The Company hereby appoints the Finder to assist in sourcing Investors and the Finder hereby accepts such appointment subject to the terms of this Agreement.

2.      Finders' Rights and Duties

        (a) Finders shall use their best efforts to facilitate communications between the Company and possible funding sources.

        (b) The Finders' services under this Agreement exclude any financially related transactions including activities related to capital raising or formation, nor shall the Finders' services hereunder include any services that constitute the dering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant or Attorney.

3.      Compensation in Restricted Shares

In the event that at any time prior to March 31, 2007 the Company or any of its affiliates shall enter into any transaction, (including, without limitation, any, financing with any party introduced to the Company by the Finder, directly or indirectly, during such period, the Finder will be paid a fee, payable at the closing thereof, equal to 10% of the amount raised. The payment shall be made in Worldstar shares valued at the same price as the financing. The Finder acknowledges and agrees that:

        (a) the Shares will be subject to the same resale restrictions as the Shares issued in the financing and will bear a restrictive legend;

        (b) the Finder represents and agrees that he will be responsible for all taxes in connection with the fee and this agreement will be disclosed and publicly filed by the Company

        (c) the Finder represents that he is not a US Person and was in the United States wher this Agreement was made.

4.      Expenses

The parties to this agreement shall each pay their own expenses related to this. financing, including but not limited to travel, communication, attorneys, accountants, and' other professional advisors, regardless of whether or not a transaction occurs.

5.      Other Engagements

The parties acknowledge that the Finders will be acting as a finder to parties other than the Company and agree that the provision of services to such parties shall not constitute a breach hereof or of any duty owed to the Company by virtue of this Agreement.

6.      Independent Contractor

In providing services pursuant to this Agreement, the parties shall be independent contractors, and no party to this Agreement shall make any representations or statements indicating or suggesting that any joint venture, partnership, or other such relationship exists between any of the parties except as set forth herein.

7.      General Provisions

        (a) This agreement shall be governed by and under the laws of the State of Nevada, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the. same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

        (b) Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration shall be conducted in the state of Nevada. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

        (c) In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages

        (d) This agreement constitutes the entire agreement and final understanding of the: parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

        (e) All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given when received by hand delivery, by facsimile (when confirmed by return facsimile) followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested to the addresses set forth below:

                     If to the Company:

                          WorldStar Energy, Corp.

                          65 - 468 Seymour Street
                          Vancouver, B.C., Canada V6H 3H1

                      If to the Finder:

                          Electro Motors (BVI) Limited

                          8A, Willow Mansion,

                          Tai Koo Shing, Hong Kong

        (f) This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document.

        (g) In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any siich proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

Worldstar Energy Corp


/s/ RICHARD TAY
_____________________
Richard Tay
President



The Findey/Electro Motors (BVI) Limited


/s/ EDDY HARTANTO

Eddy Hartanto

Director